DELAWARE INVESTMENTS MINNESOTA
MUNICIPAL INCOME FUND II, INC.

FORM NSAR
EXHIBIT LIST
Annual Period Ended March 31, 2009


SUB ITEM 77C  Matters Submitted to
a Vote of Security Holders

At the Annual Meeting on August 20,
2008,
	Delaware Investments
Minnesota Municipal
Income Fund II, Inc.s Shareholders
elected nine
directors/trustees.  The results of
the voting at the
meeting were as follows:

Common Shareholders Preferred
Shareholders Shares Voted for
Shares Voted
Withheld Authority Shares Voted for
Shares Voted
Withheld Authority Patrick P. Coyne
9,905,992 437,358 Thomas L. Bennett
9,902,961 440,389 John A. Fry
9,903,486 439,864 Anthony D. Knerr
9,889,235 454,115 Lucinda S.
Landreth 9,909,817 433,534 Ann R.
Leven 9,892,339 451,012 Thomas F.
Madison 1,409 36 Janet L. Yeomans
1,409 36 J. Richard Zecher
9,903,626 439,724

694407-1